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                                                                   Exhibit 99(d)

                             DUKE ENERGY CORPORATION
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

------------------------------------------------------------------------------------------------------------------
                                                             Additions
                                                    -----------------------------
                                       Balance at                   Charged to                      Balance at
                                       Beginning     Charged to        Other                          End of
In millions                            of Period       Expense       Accounts      Deductions /a/     Period
------------------------------------------------------------------------------------------------------------------
December 31, 2001:
     Injuries and damages                 $  531         $   31        $    11         $ 114           $  459
     Allowance for doubtful
         accounts                            200            160              4            99              265
     Other /b/                               377            201             84           256              406
                                      -------------------------------------------------------------------------
                                          $1,108         $  392        $    99 /c/     $ 469           $1,130

December 31, 2000:
     Injuries and damages                 $  902         $   18        $     2         $ 391           $  531
     Allowance for doubtful
        accounts                              43            165              8            16              200
     Other /b/                               317             40             97            77              377
                                      -------------------------------------------------------------------------
                                          $1,262         $  223        $   107 /d/     $ 484           $1,108

December 31, 1999:
     Injuries and damages                 $  113         $  900        $     -         $ 111           $  902
     Allowance for doubtful
        accounts                              29             16              6             8               43
     Other /b/                               225            134             54            96              317
                                      -------------------------------------------------------------------------
                                          $  367         $1,050        $    60 /d/     $ 215           $1,262
---------------------------------------------------------------------------------------------------------------
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/a/  Principally cash payments and reserve reversals.
/b/  Principally property insurance reserves and litigation and other reserves, included in "Other Current Liabilities" or "Deferred Credits and Other
     Liabilities" in the Consolidated Balance Sheets.
/c/  Principally reserves for construction costs, and litigation and other reserves assumed in business acquisitions.
/d/  Principally litigation and other reserves assumed in business acquisitions.

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